Maricor Technologies Releases Facility Sustainability Reporting Software

PORTLAND, ME -- 09/13/2005 -- Maricor Technologies, Inc., a subsidiary of Maine & Maritimes Corporation (AMEX: MAM), today announced the release of Building Blocks™ V6, a software solution which supports emerging asset governance and sustainability reporting processes for facilities and infrastructure. The new version 6 helps clients save energy, money, and the environment through best practices, and supports measurement and reporting of sustainability indicators according to Global Reporting Initiative and Facility Reporting Project guidelines.

According to J. Nick Bayne, President and CEO, "This release of Building Blocks™ version 6 reinforces our commitment to sustainability. We are committed to making a meaningful difference in the way that facilities and infrastructure are managed by developing products that fully support sustainable business processes. Managing facilities and other assets according to sustainable business processes not only makes sound economic sense in today's rising operating cost market, it's simply the right response to our world's growing environmental and energy challenges. This release has been especially designed to ensure ease of implementation, use and affordability even for small organizations."

Building Blocks™ V6 helps clients implement an energy supply management program to cut energy costs and emissions. Inventories of greenhouse gas, ozone, and air emissions, and associated tradable permits are tracked and managed, giving North American clients a tool to participate in the Chicago Climate Exchange and report on their performance in achieving voluntary or mandatory emissions reductions. In addition, the new release supports waste reductions through implementation of environmentally preferred purchasing programs and tracking supplies that make use of recovered materials.

Tom Yoder, COO of Maricor Technologies, emphasized that "Our development effort was driven by the desire to bring sustainable best practices to all organizations. Our products are built on sound science, yet are refreshingly simple to use. For organizations that are looking to implement sustainable practices, this combination provides a solution that is embraced by users at all levels in the organization."

Building Blocks™ V6 supports management processes for governing and operating facilities and infrastructure. Lifecycle management processes include asset inventory tracking, condition assessments, deferred maintenance reporting, property tax valuation reporting, asset depreciation tracking, GASB 34 and 35 reporting requirements (U.S.), internal financial control processes for fixed assets, and stakeholder and sustainability reporting. Capital planning processes include capital renewal and improvement planning, and capital project implementation and monitoring. Operations processes include vendor and bid management, work order management, inventory management, and service requests. Building Blocks™ V6 has built-in capabilities and libraries for supporting best operations and maintenance practices for major equipment types in accordance with guidelines established by the U.S. Department of Energy's (DOE) Federal Energy Management Program, and for commissioning existing buildings in accordance with leading practices developed by the U.S. DOE and Portland Energy Conservation, Inc.

Building Blocks™ V6 is being offered at special introductory prices through the end of 2005. More information about the product is available by visiting www.maricortech.com

Maine & Maritimes Corporation is the parent company of Maricor Technologies, Inc., a sustainable asset lifecycle and capital planning information technology based subsidiary; Maine Public Service Company, a regulated electric transmission and distribution utility; The Maricor Group, and its Canadian subsidiary, The Maricor Group, Canada Ltd, and its U.S. subsidiary The Maricor Group New England, Inc., both engineering, energy efficiency, asset development and facility lifecycle asset management services companies; and Maricor Properties Ltd, a Canadian real estate development and investment company, and its Canadian subsidiary Mecel Properties Ltd. MAM's headquarters are in Presque Isle, Maine, and its subsidiaries maintain offices in Moncton and Saint John, New Brunswick, Canada; Halifax, Nova Scotia, Canada; Boston, Massachusetts, and Portland, Maine. MAM's corporate website is www.maineandmaritimes.com

Cautionary Statement Regarding Forward-Looking Information

NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, MAM's ability to raise necessary financing, and MAM's ability to execute its business plans in a timely and efficient manner.

For More Information Contact:
Mike Randall
VP, Marketing, Communications and Government Relations
Tel: 506-852-7523
Email: mrandall@maineandmaritimes.com

Annette N. Arribas
VP, Investor Relations and Treasurer
Tel: 207-760-2402
Email: aarribas@maineandmaritimes.com